Exhibit 99.1

KOIL Energy Reports Fourth Quarter and Full Year 2024 Results

April 15, 2025

HOUSTON, April 15, 2025 (GLOBE NEWSWIRE) -- Koil Energy Solutions, Inc. (OTCQB: KLNG), a specialist in deepwater energy production and distribution equipment and services, released today its fourth quarter and full year 2024 results.

Fourth Quarter 2024 Results

• Revenue of $ 6 million, a 48% increase year over year

• Modified EBITDA of $ 1 million, an increase of $1.6 million year over year

Full Year 2024 Results

• Revenue of $23 million, a 48% increase year over year

• Modified EBITDA of $3.5 million, a net increase of $4.4 million year over year

• Working capital of $5.7 million as of December 31, 2024, including $3.4 million in cash.

Erik Wiik, President and Chief Executive Officer of KOIL Energy, stated, " I am immensely proud of the KOIL Energy team for delivering an exceptional quarter, surpassing the revenue of each of the previous three quarters in 2024.”

"For the full year 2024, we achieved revenue of $23 million, marking a 48% year-over-year increase. Modified EBITDA improved from a loss last year to $3.5 million. My sincere congratulations and gratitude to the men and women of KOIL Energy. This is nothing short of a remarkable turnaround.”

Financial Highlights:

Q4 revenue of $6 million and EBITDA of $1 million, resulting in a 16% margin. This is a 48% increase in revenue and $1.6 million higher Modified EBITDA compared to the previous year.

Gross margin at 40%, consistent with the previous two quarters. SG&A increased slightly to $1.7 million in the quarter, reflecting increased staffing.

Net income at $537,000, marking a substantial improvement from the net loss of $890,000 recorded in Q4 of 2023. This positive shift in earnings was primarily driven by increased gross profit from fixed-price project activity.

Full year 2024 revenue of $23 million, marking a 48% year-over-year increase driven by a doubling of fixed-price projects.

The gross margin for the full year was 38%, up from 32% in 2023. SG&A expenses were $6.2 million, compared to $6.5 million the previous year. Increasing revenue and reducing costs resulted in a net income of $2.6 million, a substantial improvement from the net loss of $1.6 million in 2023.

1

Modified EBITDA improved from a loss in 2023 to $3.5 million in 2024.

This turnaround in earnings led to an improvement in diluted earnings per share, rising to $0.21 compared to a loss of $0.13 per share the previous year.

Working capital at $5.7 million as of December 31, 2024, including $3.4 million in cash. This compares favorably to $2.6 million in working capital as of December 31, 2023, which included $2 million in cash.

Key accomplishments in 2024:

•	Won a significant contract to deliver subsea distribution equipment
•	Awarded a significant contract for advanced maintenance services
•	Won a significant order to provide Bend Stiffener Latchers (BSL®)
•	Awarded a major scope of work for a subsea safety control system.

“While we celebrate the results from 2024, we are very excited for our future. In 2025, our team will remain focused on growing the company and delivering on our growth strategy.”

KOIL Energy is one year into an ambitious three-year strategy focused on achieving continued profitable revenue growth. You can view a copy of our growth roadmap in the investor presentation on our webpage. The growth strategy continues to push KOIL Energy’s business performance domestically. International activities have progressed well ahead of the original growth plan. To strengthen our presence in South America, KOIL Energy has expanded into Brazil with a new manufacturing and service support facility in Macaé. KOIL Energy has also established a strategic alliance with SubseaDesign AS, a Norway-based company, to accelerate advancements in subsea technology.

We offer mission-critical deepwater solutions with high barriers to market entry. Management believes that KOIL Energy is positioned to achieve growth and currently without long-term debt.

KOIL Energy will host an investor conference call to review its fourth quarter and full year 2024 results on Tuesday, April 15, 2025, at 10:00 am Eastern Time. Interested parties may listen to the call through a webcast link or using the dial in numbers. (See below details.)

PARTICIPANT WEBCAST LINK:

https://edge.media-server.com/mmc/p/xwpbub4g

PARTICIPANT DIALS:

PARTICIPANT DIAL IN (TOLL FREE): 1-833-630-1956

PARTICIPANT INTERNATIONAL DIAL IN: 1-412-317-1837

The earnings release and a replay of the conference call will also be available on the Company's website, www.koilenergy.com, under the "Investors" section.

2

About KOIL (www.koilenergy.com)

KOIL Energy is a leading energy services company offering subsea equipment and support services to the world's energy and offshore industries. We provide innovative solutions to complex customer challenges presented between the production facility and the energy source. Our core services and technological solutions include distribution system installation support and engineering services, umbilical terminations, loose-tube steel flying leads, and related services. Additionally, KOIL Energy's experienced team can support subsea engineering, manufacturing, installation, commissioning, and maintenance projects located anywhere in the world.

Forward-Looking Statements

Any forward-looking statements in the preceding paragraphs of this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties in that actual results may differ materially from those projected in the forward-looking statements. In the course of operations, we are subject to certain risk factors, competition and competitive pressures, sensitivity to general economic and industrial conditions, international political and economic risks, availability and price of raw materials and execution of business strategy. For further information, please refer to the Company's filings with the Securities and Exchange Commission, copies of which are available from the Company without charge.

Investor Relations:

ir@koilenergy.com

281-862-2201

3

KOIL ENERGY SOLUTIONS, INC.

SUMMARY FINANCIAL DATA

(UNAUDITED)

Comparative Condensed Consolidated Income Statement

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
	(In thousands, except per share amounts)
Revenues	$5,941	$4,004	$22,734	$15,343
Cost of sales	3,536	3,319	13,985	10,493
Selling, general and administrative	1,876	1,571	6,192	6,460
Operating income (loss)	529	(886)	2,557	(1,610)
Total other (income) expense	(17)	(3)	(79)	(61)
Loss before income tax expense	546	(883)	2,636	(1,549)
Income tax expense (benefit)	9	(2)	16	5
Net income (loss)	$537	$(881)	$2,620	$(1,554)
Net income (loss) per share, diluted	$0.04	$(0.07)	$0.21	$(0.13)
Weighted-average shares outstanding, diluted	12,344	11,888	12,344	11,888

Comparative Condensed Consolidated Balance Sheets

	December 31,
	2024	2023
	(In thousands)
Assets:
Cash	$3,422	$2,030
Other current assets	6,784	5,819
PP&E, net	2,791	2,968
Other non-current assets	5,743	6,245
Total assets	$18,740	$17,062

Liabilities:
Current liabilities	$4,524	$5,284
Other long-term liabilities	5,612	6,160
Total liabilities	10,136	11,444
Stockholders' equity	8,604	5,618
Total liabilities and stockholders' equity	$18,740	$17,062

4

KOIL ENERGY SOLUTIONS, INC.

SUMMARY FINANCIAL DATA, CONTINUED

(UNAUDITED)

Modified EBITDA

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
	(In thousands)
Net Income (loss)	$537	$(881)	$2,620	$(1,554)
(Deduct): Interest (income) expense, net	(17)	(4)	(47)	(7)
(Deduct) Add: Income tax expense (benefit)	9	(3)	16	5
Add: Depreciation and amortization	134	144	571	605
Add: Share-based compensation	300	15	376	64
Add: Relocation costs	–	–	–	9
Deduct: Gain on sale of asset	(2)	(2)	1	(4)

Modified EBITDA	$961	$(731)	$3,537	$(882)

Cash Flow Data

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
	(In thousands)
Cash provided by (used in):
Operating activities	$553	$936	$1,726	$203
Investing activities	(246)	2	(373)	(226)
Financing activities	(7)	(40)	39	(300)
Change in cash	$300	$898	$1,392	$(323)

5